Exhibit 5.1

Lenz & Staehelin

Route de Chêne 30

CH-1211 Genève 6

Tél: +41 58 450 70 00

Fax: +41 58 450 70 01

Brandschenkestrasse 24

CH-8027 Zurich

Tél: +41 58 450 80 00

Fax: +41 58 450 80 01

Avenue du Tribunal-Fédéral 34

CH-1005 Lausanne

Tél: +41 58 450 70 00

Fax: +41 58 450 70 01

www.lenzstaehelin.com

ObsEva SA

Chemin des Aulx 12

1228 Plan-les-Ouates

Switzerland

Geneva, March 1, 2018

ObsEva SA – Registration Statement on Form F-3

Ladies and Gentlemen,

We have acted as special Swiss counsel to ObsEva SA (the “Company”) in connection with the filing of a registration statement on Form F-3 (as amended or supplemented, the “Registration Statement”), including the preliminary prospectus set forth therein (the “Base Prospectus”) to be supplemented by one or more prospectus supplements (each a “Prospectus Supplement” and each together with the Base Prospectus, a “Prospectus”) for the purpose of registering under the United States Securities Act of 1933, as amended (the “Securities Act”) certain securities, including (i) common shares, par value of CHF 1/13 each (the “Common Shares”), (ii) debt securities of the Company (the “Debt Securities”), and (iii) warrants to purchase Debt Securities, Common Shares or other securities of the Company (the “Warrants”), of the Company to be issued after the date hereof, with the maximum aggregate public offering price of all such securities to be issued by the Company under the Registration Statement not to exceed USD 200,000,000, as further described in the Registration Statement. The Common Shares, Debt Securities and Warrants are sometimes referred to collectively herein as “Securities”. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more Prospectus Supplements.

As such counsel, we have been requested to render an opinion as to certain matters of Swiss law.

Associés Genève: Shelby R. du Pasquier · Guy Vermeil · Mark Barmes* · François Rayroux · Jean-Blaise Eckert · Daniel Tunik ·

Olivier Stahler · Andreas Rötheli · Xavier Favre-Bulle · Benoît Merkt · David Ledermann · Jacques Iffland · Daniel Schafer · Miguel Oural ·

Fedor Poskriakov · Frédéric Neukomm · Cécile Berger Meyer · Rayan Houdrouge · Floran Ponce

Zurich: Patrick Hünerwadel · Stefan Breitenstein · Matthias Oertle · Martin Burkhardt · Heini Rüdisühli · Marcel Meinhardt ·

Patrick Schleiffer · Thierry Calame · Beat Kühni · Lukas Morscher · Tanja Luginbühl · Prof. Jürg Simon · Matthias Wolf ·Hans-Jakob Diem ·

Prof. Pascal Hinny · Harold Frey · Marcel Tranchet · Tino Gaberthüel · Astrid Waser · Stephan Erni · Roland Fischer    Dominique Müller

Lausanne: Lucien Masmejan

Admis au barreau	* Solicitor (England & Wales)

1.	REVIEWED DOCUMENTS

For the purpose of giving this opinion, we have only examined the following documents (the “Documents”):

(i)	a draft of the Registration Statement;

(ii)	a draft of the Base Prospectus;

(iii)	a certified copy dated January 26, 2018, of the articles of association of the Company, as at January 26, 2018 (the “Articles of Association”);

(iv)	a copy of an excerpt of the Company from the Commercial Registry of the Canton of Geneva, in Switzerland, as at March 1, 2018.

No documents have been reviewed by ourselves in connection with this opinion other than those listed above. Accordingly, our opinion is limited to the above Documents and their legal implications under Swiss law.

2.	ASSUMPTIONS

In rendering the opinion below, we have assumed:

(a)	the completeness of and conformity to the originals of all Documents submitted to us as drafts or copies;

(b)	that the Registration Statement has been duly filed by the Company;

(c)	to the extent relevant for the purpose of this opinion, that all factual information contained in, or material statements given in connection with, the Documents are true, complete and accurate;

(d)

that (i) the number of Common Shares offered under the Registration Statement, either directly or upon exercise of a conversion or acquisition right under any Security offered under the Registration Statement (each an “Offered Security”) will not exceed the number of Common Shares that may be issued under the Articles of Association, (ii) the Registration Statement will be and continue to be effective, (iii) the issuance of and payment for the Common Shares or the issuance of Common Shares upon exercise of a conversion or acquisition right under any Offered Security will be made in compliance with the Articles of Association and the Registration Statement, (iv) the consideration received by the Company for the issuance of the Common Shares will be fully paid and will not be less than the par value of such Common Shares, (v) to the extent applicable, the Common Shares to be issued under the Offered Securities will be issued in accordance with articles 647 – 653h, 931a – 937 and 973c of the Swiss Code of Obligations as well as the relevant intermediated securities regulations and commercial registry regulations, and (vi) the issuance of the Common Shares and Offered Securities will be made in accordance with the Articles of Association (as may be amended from time to time) and organizational regulations of the Company, any applicable law or any requirement or restriction imposed by any court or governmental body having jurisdiction on the Company;

(e)	prior to the delivery of any Securities, the board of directors of the Company shall have duly established the terms of such Securities and duly authorized the issuance of such Securities in accordance with the Articles of Association, and such authorization shall not have been amended or rescinded, and all necessary corporate actions of the Company to approve the terms of the Securities and their issuance and sale shall have been performed, in accordance with the Articles of Association;

(f)	the Warrants and Debt Securities have been duly executed, authenticated and delivered in accordance with the terms of the applicable warrant and debt security agreement (the “Terms”) and the Articles of Association and, when contemplated by the Terms, the consideration stated in the Terms has been validly paid; and

(g)	all Securities will be sold in the manner stated in the Registration Statement and the relevant Prospectus.

3.	OPINION

Based upon the foregoing and subject to the qualifications set out below, we are of the opinion that:

(a)	The Common Shares, if and when issued, either directly or upon conversion or exercise of any conversion or acquisition right under any Offered Security, will be validly issued, fully paid-in and non-assessable.

(b)	The Debt Securities and Warrants, if and when issued, will be validly issued and will constitute valid and legally binding obligations of the Company in accordance with their respective terms.

4.	QUALIFICATIONS

The above opinion is subject to the following qualifications:

(a)	This opinion is limited to Swiss law as existing and interpreted on the date hereof. We have abstained from examining any issues of any other jurisdiction and therefore no opinion on matters other than Swiss law is to be inferred from this opinion.

(b)	In this opinion, Swiss legal concepts are expressed in the English language and not in their original language. These concepts may not be identical to the concepts described by the same English language terms as they exist under the laws of other jurisdictions.

(c)	This opinion is based on the current provisions of the laws of Switzerland and the regulations thereunder in effect on the date hereof and as currently interpreted in Switzerland. Such laws and their interpretation are subject to change.

(d)	We express no opinion as to the accuracy or completeness of the information contained in the Registration Statement.

(e)	We express no opinion as to any commercial, calculating, auditing or other non-legal matters, including for what regards the decisions of the board of directors to cancel pre-emptive rights of existing shareholders. Further, this opinion does not cover any matter relating to Swiss or foreign taxes. This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any other matter.

We have rendered this opinion as of the date hereof and we assume no obligation to advise you of changes that may thereafter be brought to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion shall be governed by and construed in accordance with the laws of Switzerland.

Sincerely yours,

Lenz & Staehelin

/s/ Jacques Iffland

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